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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation, by reference, in the Registration Statement on Form S-8 No. 333-34690 of the MONY Group Inc. of our report dated May 23, 2003 relating to the financial statements of the Investment Plan Supplement for Employees and Field Underwriters of MONY Life Insurance Company which report appears in this Form 11-K.

                                                     /s/ Mitchell & Titus LLP

New York, New York
June 25, 2003